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                                                                  Exhibit 10.26m


                                 FIFTH AMENDMENT


            THIS FIFTH AMENDMENT (this "Amendment") is made and entered into as of this 31st day of March, 2000, by and among GT Interactive Software Corp., a Delaware corporation, as Borrower, and Infogrames Entertainment, S.A. (the "Lender").

                              Statement of Purpose

            The Borrower is a party to the Credit Agreement dated as of September 11, 1998 (as heretofore amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and between the Borrower and the Lender, as Administrative Agent and as sole lender. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Credit Agreement.

            The Borrower has requested that the Lender agree to amend, waive and consent under certain provisions of the Credit Agreement as set forth more fully below and subject to the terms and conditions hereof, the Lender is willing to agree to such requested amendments.


            NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


            SECTION 1.  AMENDMENTS.

      1.1 Amendments to Section 1.1 (Definitions). Section 1.1 of the Credit Agreement is hereby amended by (a) deleting in their entirety the definitions of the following terms: "Application", "Concentration Account", "Credit Facility", "Extensions of Credit", "Issuing Lender", "Letters of Credit", "L/C Facility", "L/C Obligations", "L/C Participants", "Prime Rate", "Reimbursement Obligation",
(b) inserting the words " Letter of Credit Documents, Letter of Credit Guaranty, Surety Bond Guaranty" immediately after the phrase "the Account Control Agreement (once executed)" found in the definition of "Loan Documents" and (b) inserting the following new defined terms in their proper alphabetical order:

                  "Concentration Account" means the account to be established by the Borrower and maintained at a financial institution satisfactory to the Administrative Agent, that shall be used for the daily concentration of funds received by the Borrower or any of its Subsidiaries (a) from the domestic operation of their respective businesses or (b) in the United States from the foreign operation of their respective businesses.

                  "Credit Facility" means the collective reference to the Revolving Credit Facility and the Letter of Credit Guaranties.
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                  "Extensions of Credit" means, as to any Lender at any time, an amount equal to the aggregate principal amount of all Loans made by such Lender then outstanding.

                  "Issuing Lender" means any financial institution
            satisfactory to the Lender.

                  "Letter of Credit" has the meaning assigned under the Letter of Credit Documents.

                  "Letter of Credit Documents" means each standby or documentary letter of credit issued by an Issuing Lender (the "Letters of Credit") and all documents related thereto, including any Letter of Credit Guaranty; provided that at no time shall the obligations thereunder, including with respect to any outstanding Letters of Credit and drawn but unreimbursed Letters of Credit, exceed $25,000,000.

                  "Letter of Credit Guarantor" means Infogrames Entertainment, S.A.

                  "Letter of Credit Guaranty" means any guaranty or indemnity issued by the Letter of Credit Guarantor, guaranteeing the obligations of the Borrower under the Letter of Credit Documents, provided that in no case shall the sum of the guaranteed obligations (x) under the Surety Bond Guaranties and (y) under the Letter of Credit Guaranties exceed $25,000,000.

                  "L/C Obligations" means at any time, an amount equal to the sum of (I) all obligations of the Letter of Credit Guarantor under the Surety Bond Guaranty plus (II) the greater of (a) the sum of the amount of all obligations of the Borrower under (1) the Letter of Credit Documents and (2) the amount of all obligations of Borrower under the Reimbursement and Cash Collateral Agreement, (b) the sum of (1) the amount of all obligations of the Letter of Credit Guarantor under the Letter of Credit Guaranty and (2) the amount of all obligations of the Borrower under the Reimbursement and Cash Collateral Agreement, and (c) the sum of (1) the aggregate undrawn and unexpired amount of the then outstanding (i) Letters of Credit and (ii) letters of credit under the Reimbursement and Cash Collateral Agreement and (2) drawn but unreimbursed (i) Letters of Credit and (ii) letters of credit under the Reimbursement and Cash Collateral Agreement.

                  "Prime Rate" means, at any time, the rate of interest per annum set forth from time to time in the New York edition of the Wall Street Journal as the "prime rate". Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs.

                  "Reimbursement Obligation" means the obligation of the Borrower or Letter of Credit Guarantor to reimburse the Issuing Lender pursuant to the Letter of Credit


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      Documents, the Letter of Credit Guaranty, any surety bonds issued on behalf of the Borrower, and the Surety Bond Guaranty.

                  "Surety Bond Guaranty" means any guaranty or indemnity issued by the Letter of Credit Guarantor, guaranteeing the obligations of the Borrower under certain surety bonds, provided that in no case shall the sum of the guaranteed obligations (x) under the Surety Bond Guaranties and
      (y) under the Letter of Credit Guaranties exceed $25,000,000."


      1.2 Amendment to Section 2.5 (Permanent Reduction of Aggregate Commitment). Section 2.5(b) is hereby amended by deleting the proviso found subclause (ii) thereof and replacing such proviso with the following new proviso:

            "provided that this clause (ii) shall not apply to the first $5,000,000 of any such Net Cash Proceeds received in any Fiscal Year if and only if such sales of assets have been approved by the independent directors of the Borrower prior to such sale"

      1.3 Amendment to Section 2.6 (Termination of Credit Facility). Section 2.6 of the Credit Agreement is hereby amended by deleting the reference to "March 31, 2000" contained in said Section and by substituting therefor a reference to "June 30, 2000".

      1.4 Amendment to Article III (Letter of Credit Facility). Article III is deleted in its entirety and replaced with the following new Article III:

            "ARTICLE III.  Intentionally omitted."

      1.5 Amendment to Section 4.3 (Fees). Section 4.3 of the Credit Agreement is hereby amended by adding a new paragraph (e) at the end of said Section as follows'

            "(e) The Borrower agrees to pay to the Letter of Credit Guarantor a fee in respect of each Letter of Credit issued under the Letter of Credit Documents (the "Letter of Credit Fee") computed at a rate equal to 2.00% of the stated amount of each Letter of Credit payable in arrears on the last Business Day of each calendar quarter."

      1.6 Amendment to Section 4.5 (Crediting of Payments and Proceeds). Section
4.5 of the Credit Agreement is hereby amended by deleting the phrase "and Issuing Lender's fees then due and payable" contained therein and substituting in lieu thereof the phrase "and Letter of Credit Guarantor's fees then due and payable".

      1.7 Amendment to Section 4.8 (Circumstances Affecting LIBOR Rate and Alternative Currency Availability). Section 4.8 of the Credit Agreement is hereby amended by deleting the phrase "Letter of Credit or Application," found in the final paragraph thereof.


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      1.8 Amendment to Section 4.11 (Payments Free and Clear). Section 4.11(a)
of the Credit Agreement is hereby amended by deleting the phrase "or Letter of Credit" found in the last sentence thereof.

      1.9 Amendment to Section 10.1 (Limitations on Debt). Section 10.1 of the Credit Agreement is hereby amended by deleting the word "and" found at the end of clause (h) thereof, deleting the period at the end of clause (i) thereof, replacing such period with a semicolon and inserting the following new clauses
(j) and (k);

            "(j) Debt of the Borrower and its Subsidiaries representing obligations under surety bonds issued in the ordinary course of business; provided that such obligations have been guaranteed by Infogrammes Entertainment, S.A. pursuant to the Surety Bond Guaranty; provided that in no case shall the sum of the guaranteed obligations (x) under the Surety Bond Guaranty and (y) under the Letter of Credit Guaranty exceed $25,000,000; and

            (k) Debt of the Borrower and its Subsidiaries representing obligations under surety bonds issued in the ordinary course of business in an aggregate amount not to exceed $5,000,000, which Debt is not guaranteed pursuant to the Surety Bond Guaranty."

      1.10 Amendment to Section 11.1 (Debt Cross-Default). Section 11.1(g) of the Credit Agreement is hereby amended by deleting the phrase "or any Reimbursement Obligation" both times it appears.

      1.11 Amendment to Section 12.6 (Non-Reliance on the Administrative Agent and Other Lenders. Section 12.6 of the Credit Agreement is hereby amended by deleting the phrase "or participate in Letter of Credit hereunder" found therein.

      1.12 Amendment to Section 12.8 (The Administrative Agent in Its Individual Capacity. Section 12.8 of the Credit Agreement is hereby amended by deleting the phrase "and with respect to any Letter of Credit issued by it or participated in by it" found therein.

      1.13 Amendment to Section 13.11 (Amendments, Waivers and Consents).
Section 13.11 of the Credit Agreement is hereby amended by deleting the final sentence thereof and replacing such sentence with the following new sentence:

            "In addition, no amendment, waiver or consent to the provisions of
       Article XII shall be made without the written consent of the Administrative Agent."

            SECTION 2.  CONSENTS.

      2.1 Consent to Letter of Credit Documents. Effective as of the Effective Date, the Lender hereby consents under Section 10.1 (Limitations on Debt) of the Credit Agreement solely to the extent necessary to permit it to enter into the Letter of Credit attached hereto as Exhibit A and the Surety Bond attached hereto as Exhibit B. Any additional surety bonds or Letters of Credit must be approved by the Lender.


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            SECTION 3.  WAIVERS.

      3.1 Waiver of Section 9.1 (EBITDA). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Section 9.1 of the Credit Agreement for the period from April 1, 1999 through June 30, 2000.

      3.2 Waiver of Article 7 (Financial Information and Notices). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Sections 7.1(d), 7.1(e), 7.1(f) and 7.2(b) for the period from the Effective Date until June 30, 2000.


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            SECTION 4.  MISCELLANEOUS.

      4.1 Representations and Warranties; No Default. (a) After giving effect to this Amendment, the Borrower hereby represents and warrants that (i) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

      (b) The Borrower hereby further represents and warrants that it is truly and justly indebted to the Administrative Agent and the Lender in respect of the Obligations, without defense, counterclaim or offset of any kind.

      4.2 Payment of Fees and Expenses. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lender, a waiver and amendment fee equal to $125,000 (the "Amendment Fee"), which shall be fully earned on the Effective Date and payable on March 31, 2000; provided that failure to pay such Amendment Fee on or prior to March 31, 2000 shall constitute an immediate Event of Default. Payment of the Amendment Fee shall be in addition to any and all other fees and expenses required to be paid from time to time by the Borrower to the Administrative Agent and/or the Lender pursuant to this Amendment, the Credit Agreement or the other Loan Documents.

      (b) The Borrower hereby agrees to pay all reasonable costs, fees and expenses of the Administrative Agent and the Lender, including the fees and expenses of financial advisors retained by the Administrative Agent and counsel retained by the Administrative Agent and the Lender, in each case incurred in connection with the transactions contemplated by this Amendment, including but not limited to the preparation of a revised form of Credit Agreement incorporating all changes made by this and all prior amendments.

      4.3   Intentionally Omitted.

      4.4 Additional Borrowings. From time to time after the date hereof, the Borrower and the Lender may agree to increase the Aggregate Commitment, subject to such additional conditions and terms as are mutually acceptable, provided that (i) nothing contained in this Amendment shall require the Lender to increase the Aggregate Commitment and (ii) the conditions and terms of any such increase to the Aggregate Commitment and any additional loans associated with such increase (the "Additional Loans") shall be unique to such increase and such Additional Loans and any Loans outstanding prior to such increase (as well as the Aggregate Commitment in effect immediately prior to such increase) shall be unaffected by such increase of the Aggregate Commitment or the issuance of Additional Loans.


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      4.5 Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received:

      (a) counterparts of this Amendment duly executed by the Borrower and the Lender; and

      (b) payment in full of all fees and other amounts due and payable pursuant to the Credit Agreement and this Amendment, including reimbursement or payment of all reasonable fees and expenses of financial advisors retained by the Administrative Agent and counsel retained by the Administrative Agent and each Lender that, in each case, has been invoiced to the Borrower.

      4.6 Continuing Effect; No Other Amendments or Waivers. Except as expressly amended pursuant to this Amendment, the Credit Agreement is and shall continue to be in full force and effect in accordance with its terms, and this Amendment shall not constitute the Lender's consent or indicate their willingness to consent to any other amendment, modification or waiver of the Credit Agreement or the other Loan Documents, including without limitation, any amendment, modification or waiver of any Section amended or waived pursuant to this Amendment for any other date or time period or in connection with any other transaction.

      4.7 Integration. This Amendment represents the agreement of the Borrower, the Administrative Agent and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent and the Lender relative to the subject matter hereof not expressly set forth or referred to herein, or in the Credit Agreement, as amended through the date hereof.

      4.8 Counterparts. This Amendment may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

      4.9 Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.



                                    GT INTERACTIVE SOFTWARE CORP.



                                     By:______________________________________
                                     Name:
                                     Title:



                                    INFOGRAMES ENTERTAINMENT, S.A., as
                                      Administrative Agent and Lender



                                     By:______________________________________
                                     Name:
                                     Title:


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